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EXHIBIT 16.1
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                        (BDO Seidman, LLP Letterhead)

December 11, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen and ladies:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on November 14, 2001, filed by our former client, PGI Incorporated. We agree with the statements made in response to the Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
BDO Seidman, LLP

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